BANK OF AMERICA

October 5, 2006

Re:  Consent to Assignment

Ladies and Gentlemen:

         Bank of America, N.A. ("Bank of America") is in the process of negotiating an Asset Sale Agreement (the "Sale Agreement"), pursuant to which it will sell a portion of its precious metals account portfolio to The Bank of Nova Scotia, a Canadian chartered bank (the "Assignee"). Pursuant to the Sale Agreement, Bank of America will be assigning certain contracts to the Assignee, including the Consignment and Forward Contracts Agreement dated December 20, 2001 between Fleet Precious Metals Inc. and Dentsply International Inc. (the "Agreement") (the "Assignment"). In accordance with the terms of the Agreement, Bank of America is seeking your consent to the Assignment, which consent may not be unreasonably withheld. The form of consent is attached hereto. Please review, sign, and fax the form to my attention at 401-278-3077.

         Neither Bank of America nor the Assignee has publicly announced the fact that it is considering the transactions contemplated by the Sale Agreement, and such consideration my be deemed to be material non-public information. Therefore, you hereby agree that you and your representatives will keep the information provided to you with respect to this potential transaction confidential (including the fact that the parties are considering a transaction), and that you and your representatives will only use such information for the purpose of evaluating any consents or waivers to be given by you in connection therewith. Please indicate your agreement to the foregoing by executing this letter in the space indicated below.

         Thank you for your assistance with this matter. Please contact me if you have any questions.

Very truly yours,

Bank of America, N.A.

By:  /s/ Lawrence Corrente
Name:  Lawrence Corrente
Title:  Vice President


                            ACKNOWLEDGED AND AGREED

By:  /s/ William E. Reardon
Name:  William E. Reardon
Title:  Treasurer

By:  /s/ Andrew M. Smith
Name:  Andrew M. Smith
Title:  Assistant Treasurer


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                              CONSENT TO ASSIGNMENT

         This Consent to Assignment (the "Consent"), dated as of October 5, 2006, is between Bank of America, N.A. a national banking association ("Bank of America") and Dentsply International Inc. (the "Company").

                                    RECITALS

Reference is made to that certain Asset Sale Agreement (the "Sale Agreement") by and between Bank of America and The Bank of Nova Scotia, a Canadian chartered bank (the "Assignee"), pursuant to which, among other things, Bank of America is assigning specific contracts to Assignee, including the Consignment and Forward Contracts Agreement dated December 20, 2001 between Fleet Precious Metals Inc. and Dentsply International Inc. (the "Agreement") (the "Assignment").

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Company hereby consents to the Assignment of the Agreement, and agrees to be bound by the terms of the Agreement with Assignee in the place of Bank of America, in each case effective as of October 6, 2006.

2. The Company accepts the Assignee as Consignor with respect to the Agreement as if the Assignee had been a party to the Agreement in place of Bank of America.

3. Except as provided above, the Agreement shall remain in full force and effect.

4. The Consent shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto. This Consent shall be binding on, inure to the benefit of, and be enforceable against, each of the parties hereto, his or its heirs, successors and assigns, as applicable.

5. This Consent shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

6. This Consent may be executed in one or more counterparts, including facsimiles thereof, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed and delivered by each of the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date written above.


Bank of America, N.A.
Successor to Fleet Precious Metals Inc.

By:  /s/ Lawrence Corrente
Name:  Lawrence Corrente
Title:  Vice President


                            ACKNOWLEDGED AND AGREED

By:  /s/ William E. Reardon
Name:  William E. Reardon
Title:  Treasurer

By:  /s/ Andrew M. Smith
Name:  Andrew M. Smith
Title:  Assistant Treasurer

                                 BANK OF AMERICA



October 10, 2006

Mr. Andrew Smith
Treasury & Risk Manager
DENTSPLY International, Inc.
570 West College Avenue
York, PA 17405


Dear Mr. Smith:

I am writing to inform you that we have sold a portfolio of precious metal loans, including your accounts, to The Bank of Nova Scotia, effective October 10, 2006. The Bank of Nova Scotia is one of the premier precious metals lenders in the industry.

We are working on a transition arrangement with The Bank of Nova Scotia to smooth the process for our clients. With that in mind, we expect operational responsibility for the accounts to be transferred over to The Bank of Nova Scotia in a phased manner beginning October 10th. Your client manager at Bank of America will provide on-going updates to you about the timing of the transfer of your accounts and we will continue to service your accounts until the transfer is complete.

It has been our pleasure serving you and we trust you will find The Bank of Nova Scotia to be an outstanding financial partner.

Sincerely,



Maureen S. Walsh
Senior Vice President
Bank of America Precious Metals